Exhibit 10.3

ABN AMRO BANK N.V., HONG KONG BRANCH
38/F, Cheung Kong Centre
2 Queen’s Road Central
Hong Kong

April 19, 2007

Synutra International, Inc.
2275 Research Blvd., Suite 500
Rockville, Maryland 20850
United States

Re:	USD FACILITY SIDE LETTER AGREEMENT

Ladies and Gentlemen:

This USD Facility Side Letter Agreement (this “Agreement”) is delivered to you in connection with the Loan Agreement to be entered into among Synutra International, Inc., as the Borrower (the “Borrower”), Liang Zhang and Xiuqing Meng, each as a Guarantor, and ABN AMRO Bank N.V., Hong Kong Branch, as the Lender and the Collateral Agent, on the date hereof (the “Loan Agreement”).

WHEREAS, in order to induce the Lender to enter into the Loan Agreement, the Borrower has agreed to enter into this Agreement with ABN AMRO Bank N.V., Hong Kong Branch (“ABN AMRO”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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Terms defined in the Loan Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

1. FEES. In connection with the Loan Agreement, the Borrower agrees with ABN AMRO as follows:

(a) The Borrower will pay to ABN AMRO for its own account, a fee (the “Facility Advisory and Structuring Fee”) of 1.00% of the aggregate amount of the Commitment, as in effect on the Closing Date. The Facility Advisory and Structuring Fee shall be for structuring the Loan Agreement. The Facility Advisory and Structuring Fee shall be earned upon the execution of the Loan Agreement. The Facility Advisory and Structuring Fee shall be payable on the earlier of (x) the date on which the first Loan under the Loan Agreement is made and (y) the fifth Business Day after the Closing Date.

(b) If (i) any Loan is repaid, repurchased, redeemed or otherwise acquired or retired for value, in whole or in part, other than with the proceeds of an issuance of privately placed high-yield notes by the Borrower or a loan to the Borrower (a “Refinancing”) arranged by ABN AMRO as contemplated by the Letter Agreement entered into between ABN AMRO and the Borrower dated March 29, 2007 (the “Commitment Letter”) and set forth in more detail in the Refinancing Engagement Letter (as defined below) or (ii) no Refinancing in an amount sufficient to repay all outstanding amounts under any Loan is completed or arranged by ABN AMRO for any reason on or prior to the Maturity Date, the Borrower will pay, to ABN AMRO, for its own account, a fee (the “Refinancing and Cancellation Fee”) of US$1.50 million. The Refinancing and Cancellation Fee shall be due and payable on the earlier of (i) the date of any such repayment, repurchase, redemption, acquisition or retirement for value or (ii) the 6-months anniversary hereof; provided that any underwriting, arranger or placement agent fee that the Borrower has paid to ABN AMRO (other than the Facility Advisory and Structuring Fee and any fees paid pursuant to the Loan Agreement), after the date hereof and prior to the date on which the Refinancing and Cancellation Fee becomes due and payable, in connection with the offering of any other securities or debt instruments by the Borrower or the extension of a loan to the Borrower arranged by ABN AMRO shall be deducted from the Refinancing and Cancellation Fee.

2. SECURITIES DEMAND. The Borrower agrees that, upon the request of ABN AMRO at any time, the Borrower will (or, if so specified by ABN AMRO, another Affiliate of the Borrower will) issue notes or other debt securities of the Borrower or any of its Affiliates (the “Permanent Securities”) in such amount as will generate gross proceeds of an amount sufficient to pay all Obligations and all related fees and expenses then existing under the Loan Agreement. The Permanent Securities, as the case may be, shall have such form, term, yield, guarantees, covenants, default and provisions and other terms as are customary for securities of the type issued and may be issued in one or more tranches, all as determined by ABN AMRO in its reasonable discretion.

The Borrower will, and will cause its Affiliates to, take all commercially reasonable actions as requested by ABN AMRO, that in the professional judgment of ABN AMRO are necessary in connection with the offer and sale of the Permanent Securities (including any issuance solely to ABN AMRO), including:

(a) the Borrower shall complete and make available to ABN AMRO and potential investors copies of an information memorandum for the offer and sale of the Permanent Securities in a form that is in the professional judgment of ABN AMRO necessary in connection with the offer and sale of the Permanent Securities; and

(b) senior management of the Borrower shall make themselves available for due diligence and a road show and other meetings with potential investors for the Permanent Securities as required by ABN AMRO in its professional judgment to market the Permanent Securities.

ABN AMRO may at any time require the Borrower (or, if so specified by ABN AMRO, Affiliates of the Borrower) to execute an underwriting or purchase agreement providing for the issuance and sale of the Permanent Securities contemplated hereby substantially in the form of ABN AMRO’s standard underwriting or purchase agreement, modified as appropriate to reflect the terms of the transactions contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of an indenture, if applicable, substantially in the form of ABN AMRO’s standard indentures, legal opinions, comfort letters and officers’ certificates, all in form and substance reasonably satisfactory to ABN AMRO and its counsel, as well as such other terms and conditions as are customary and appropriate in light of then-prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions.

Without limiting the generality of the foregoing, the Borrower shall procure that the information memorandum for the Permanent Securities will not as of its date, and at the time of sale of the Permanent Securities, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading.

Without limiting the generality of the foregoing, ABN AMRO may also require the issuance of Permanent Securities by the Borrower to the Lender in order to refinance the Loans and such Permanent Securities may be initially held by ABN AMRO for its own account or resold at any time thereafter in accordance with, and with the support of the Borrower set forth in, the other provisions of this Section 2.

3. TAKE-OUT DEMAND AND TAKE-OUT FINANCING.

(a) Upon notice by the Lender (a “Take-out Demand”), at any time and from time to time after the date which is 60 days after the first Credit Extension and so long as any Loan (or any part thereof) is outstanding, the Borrower shall, within five days of receipt of the Take-out Demand, submit to the Lender a signed acknowledgement agreeing to the Take-out Demand. The Borrower shall, within 90 days of receipt of the Take-out Demand and without prejudice to its repayment obligation under the Loan Documents, cause the issuance, sale or incurrence of a Take-out Financing in one or more transactions in such amounts as shall be necessary to repay or refinance all amounts outstanding under any Loans.

(b) The Borrower shall (and shall procure that any relevant Affiliate of the Borrower will) mandate the Lender as the sole arranger, sole bookrunner and sole manager of any form of Take-out Financing; provided that, subsequent to receipt of the Refinancing and Cancellation Fee by ABN AMRO (a “Refinancing and Cancellation Event”), this Section 3(a) will cease to be in effect and provided further that the Borrower may, at its option, at any time, pre-pay the Refinancing and Cancellation Fee.

(c) For purposes of this Section 3:

“Take-out Financing” means any Fund-raising Exercise for the purpose of, inter alia, repaying or refinancing the Loans.

“Fund-raising Exercise” means all and any form of fund-raising exercise to be carried out by the Borrower or any of its Affiliates, whether in the equity or debt markets, whether in the form of a loan or in the form of debt or equity, with or without security, including, without limitation, the incurrence of any indebtedness, the public or private offering of shares/equity interests of the Borrower or any of its Affiliates on a stock exchange or market trading or quotation system (including the NASDAQ OTC Bulletin Board or NASDAQ Global Market), issuing new shares, stocks, debentures, bonds or other securities and investments through market placement or otherwise.

4. WARRANTS.

(a) In connection with the execution of the Loan Agreement, the Borrower agrees to issue to ABN AMRO warrants (the “Warrants”) which will represent 0.80% of the existing issued share capital of the Borrower (subject to customary anti-dilution provisions) as of the Closing Date. The Borrower agrees to enter into a warrant agreement (the “Warrant Agreement”) dated the date hereof among the Borrower, ABN AMRO, as the Warrant Grantee, and the Bank of New York, as the Warrant Agent, which will set forth the specific details of the Warrants and their issuance terms.

(b) As set forth in the Warrant Agreement, the Warrants will be exercisable at the lower of:

(i) a 25% discount to the average per share closing price of the Borrower’s common stock quoted on the NASDAQ OTC Bulletin Board or the NASDAQ Global Market, as applicable, for a consecutive period of 30 trading days up to and including the date hereof; or

(ii) a 25% discount to the per share issuance price of shares of common stock issued by the Borrower in a Qualified Public Offering (as defined in the Warrant Agreement) subsequent to the date hereof, excluding any issuance to employees or consultants under any then existing Borrower plan.

(c) As set forth in the Warrant Agreement, (x) 50% of the Warrants shall be issued unconditionally on the date hereof and (y) the remaining 50% of the Warrants shall be issued on the earlier of (i) the date of the closing of a privately placed notes offering by or of a loan to the Borrower in an amount sufficient to repay all amounts outstanding under any Loan and (ii) the 6-months anniversary hereof.

5. REGISTRATION RIGHTS. The Borrower further agrees to enter into a registration rights agreement, the form of which has been agreed upon (the “Registration Rights Agreement”), on the date hereof between the Borrower and ABN AMRO. As set forth in the Registration Rights Agreement, the Borrower shall undertake the obligations relating to the Warrants and shares of common stock of the Borrower to be issued upon exercise of Warrants (the “Warrant Shares”) as set forth therein.

6. REFINANCING.

(a) The Borrower further agrees to enter into an engagement letter (the “Refinancing Engagement Letter”) on the date hereof between the Borrower and ABN AMRO relating to the proposed Refinancing. As set forth in the Refinancing Engagement Letter, the Borrower shall engage ABN AMRO as sole lead arranger and sole bookrunning manager or arranger for any Refinancing to be completed within 6 months of the date hereof; provided that, subsequent to a Refinancing and Cancellation Event, the Refinancing Engagement Letter will cease to be in effect.

(b) In the Refinancing Engagement Letter the Borrower will agree to pay ABN AMRO, for its own account, a fee (the “Refinancing Arranger Fee”) of 2.75% of the gross proceeds from such Refinancing comprising of a 2.00% arrangement fee and a 0.75% participation fee. The Refinancing Arranger Fee shall be paid to ABN AMRO for structuring and underwriting, placing or arranging the Refinancing and shall be payable in full on the date of closing of the Refinancing. In accordance with the Refinancing Engagement Letter, all out-of pocket expenses and disbursements (including legal fees and rating agencies costs) incurred in connection with the Refinancing (whether or not completed) by ABN AMRO in connection with its role as arranger or bookrunning manager of the Refinancing will be for the account of the Borrower. ABN AMRO shall have the right to withhold the Refinancing Arranger Fee and its out-of pocket expenses and disbursements at closing from the gross proceeds of the Refinancing or, if the Refinancing is not completed, the Borrower shall, subject to the terms of the Refinancing Engagement Letter, promptly reimburse ABN AMRO for its out-of-pocket expenses and disbursements promptly upon request.

(c) In the event that a Refinancing is not practicable given then-prevailing market conditions, and the Borrower determines to refinance the Loans through an issuance or offering of equity, hybrid capital or other debt securities, whether in a private or public offering, ABN AMRO shall have the first and last right of refusal to act as the Borrower’s financial advisor, underwriter or placement agent for any such issuance or offering; provided that, subsequent to a Refinancing and Cancellation Event, this Section 6(b) will cease to be in effect.

7. TAX GROSS UP.

(a) Any and all payments by the Borrower to or for the account of ABN AMRO under this Agreement, any Loan Document or other agreements contemplated hereby, shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, subject to, in the case of any payment under a Loan Document or any other agreement contemplated hereby, the provisions of such Loan Document or other agreement, excluding taxes imposed on or measured by its overall net income and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which ABN AMRO is organized (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any such sum payable to ABN AMRO, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7), ABN AMRO receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to ABN AMRO the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies (including notary and attestation fees) which arise from any payment made under this Agreement or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c) The Borrower agrees to indemnify ABN AMRO for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any Government Authority on amounts payable under this Section 7) paid by ABN AMRO, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (c) shall be made within 10 days after the date ABN AMRO makes a demand therefor.

8. GOVERNING LAW.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT ABN AMRO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND ABN AMRO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER AND ABN AMRO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE BORROWER AND ABN AMRO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON IT AND WILL BE GIVEN EFFECT IN ANY OTHER JURISDICTION TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW AND MAY BE ENFORCED IN ANY COURT TO THE JURISDICTION OF WHICH THE BORROWER IS OR MAY BE SUBJECT BY A SUIT UPON SUCH JUDGMENT; PROVIDED THAT SERVICE OF PROCESS IS EFFECTED UPON IT IN ONE OF THE MANNERS SPECIFIED HEREIN OR AS OTHERWISE PERMITTED BY LAW.

9. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10. PROCESS AGENT. Without prejudice to any other mode of service allowed under any relevant Law, the Borrower:

(a) irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, New York, NY 10011, as its agent for service of process in relation to any proceedings before the courts of the State of New York sitting in the Borough of Manhattan, New York City or of the United States for the Southern District of such State in connection with this Agreement; and

(b) agrees that failure by its agent for service to notify the Borrower of the process will not invalidate the proceedings concerned.

11. MISCELLANEOUS.

(a) The fees, costs and expenses described in this Agreement shall be fully earned upon becoming due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to the Commitment Letter, the Refinancing Engagement Letter, the Loan Documents or any other definitive documentation existing or to be entered into among the Borrower and its Subsidiaries and Affiliates and ABN AMRO and its Affiliates.

(b) The Borrower’s obligation to pay the fees or expense reimbursements described or referred to herein will not be subject to counterclaim or setoff for, or be otherwise affected by, any claim or dispute the Borrower or its Affiliates may have.

(c) The provisions of Section 9.18 of the Loan Agreement relating to obligations to make payments in US Dollars thereunder is hereby incorporated by reference herein, except that references to “Obligors” used therein shall be deemed to mean the Borrower for purposes of incorporation of such section herein.

(d) Nothing in this Agreement shall be construed to limit any of the rights of ABN AMRO or its Affiliates under the Commitment Letter.

If the foregoing is in accordance with your understanding, please sign and return a counterpart of this Agreement whereupon it will become an enforceable agreement among us.

Very truly yours,

ABN AMRO BANK N.V., HONG KONG BRANCH

By: ___________________________________ Name: Title:

By: ___________________________________ Name: Title:

THE PROVISIONS OF THIS AGREEMENT ARE ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

SYNUTRA INTERNATIONAL, INC.

By: ___________________________________ Name: Title: